Exhibit 10.1
AMENDMENT NO. 1 TO
CONSULTING AGREEMENT
     This AMENDMENT NO. 1 TO CONSULTING AGREEMENT (“Amendment”) is executed this 5th day of December, 2006, effective as of the 3rd day of January, 2007, by and between CATALYST PHARMACEUTICAL PARTNERS, INC., a Delaware corporation (“Company”) and Charles O’Keeffe (“Consultant”).
Preliminary Statements
1.	The parties have previously entered into that certain Consulting Agreement dated January 3, 2005 (the “Agreement”). Unless otherwise defined, capitalized terms used herein have the meanings given to them in the Agreement.

2.	The parties wish to further amend the Agreement to reflect the terms set forth below.
Agreement
     NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Sections 1(c) and 1(d) of the Agreement are hereby amended by deleting all of their text and replacing it with the following text:
(c) Duties and Responsibilities. During the Engagement Period, the Consultant shall act on a part-time basis as a Senior Advisor to the Company. During the Engagement Period, the Consultant shall be instructed with respect to the Company’s requests for services by the Company’s Chief Executive Officer. Consultant shall assist the Company in its regulatory strategy, marketing issues and other corporate issues. Consultant agrees to offer services of five (5) hours per month, with additional hours that may be agreed upon by mutual agreement between Consultant and the Company and compensated as set forth in (d) below.
(d) Consulting Fee. In consideration of the Consultant’s services hereunder, during the Engagement Period, the Consultant shall receive a monthly consulting fee of One Thousand Two Hundred and Fifty Dollars ($1,250.00). Such fee shall be paid in cash. Additional hours of consulting services provided hereunder shall be compensated at the compensated at a rate of Two Hundred and Fifty Dollars ($250.00) per hour, payable in cash.
2.	Consultant shall retain the shares of common stock previously granted to him under Section 1(d) of the Agreement and the common stock purchase options previously granted to him under Section 1(e) of the Agreement. The parties agree that no further grants of stock or stock options are due under the Agreement and that no further stock or stock options shall be payable under the Agreement.

3.	Except as amended by the terms of this Amendment, the Agreement remains in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

CATALYST PHARMACEUTICAL PARTNERS, INC.
By:	/s/ Patrick J. McEnany
Patrick J. McEnany
President and Chief Executive Officer

CONSULTANT
/s/ Charles B. O’Keeffe
Charles B. O’Keeffe

2